SECOND QUARTER 2021
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,550,673	1,322,012	1,455 (1)	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	96,707	369

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

Portland	876,243	44,236	657	—	—

Seattle	497,666	—	—	—	—

Total	3,447,278	3,092,428	2,112	96,707	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	3.4	million	52%	54%
	Retail	3.1	million	48%	27%
Data is as of June 30, 2021.	Totals	6.5	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended June 30, 2021. Reconciliation of NOI to net income is included in the Glossary of Terms.

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This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs. Currently, one of the most significant risk factors, is the potential adverse effect of the current COVID-19 pandemic on our financial condition, results of operations, cash flows and performance or that of, our tenants and guests, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us, our tenants and guests will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	June 30, 2021	December 31, 2020

ASSETS	(unaudited)	(audited)
Real estate, at cost
Operating real estate	$3,171,449	$3,155,280
Construction in progress	115,546	91,047
Held for development	547	547
	3,287,542	3,246,874
Accumulated depreciation	(801,482)	(754,140)
Net real estate	2,486,060	2,492,734
Cash and cash equivalents	368,266	137,333
Restricted cash	1,716	1,716
Accounts receivable, net	6,582	6,938
Deferred rent receivable, net	77,674	72,476
Other assets, net	105,233	106,112
TOTAL ASSETS	$3,045,531	$2,817,309
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$110,944	$110,923
Unsecured notes payable, net	1,537,307	1,196,677
Unsecured line of credit, net	—	99,151
Accounts payable and accrued expenses	80,291	59,262
Security deposits payable	6,728	6,590
Other liabilities and deferred credits, net	83,115	91,300
Total liabilities	1,818,385	1,563,903
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,474,866 and 60,476,292 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	605	605
Additional paid in capital	1,448,612	1,445,644
Accumulated dividends in excess of net income	(199,956)	(176,560)
Accumulated other comprehensive income	2,122	1,753
Total American Assets Trust, Inc. stockholders' equity	1,251,383	1,271,442
Noncontrolling interests	(24,237)	(18,036)
Total equity	1,227,146	1,253,406
TOTAL LIABILITIES AND EQUITY	$3,045,531	$2,817,309

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUE:
Rental income	$87,639	$79,230	$168,769	$171,300
Other property income	4,170	2,879	7,026	7,552
Total revenue	91,809	82,109	175,795	178,852
EXPENSES:
Rental expenses	20,204	16,981	38,450	39,549
Real estate taxes	10,612	8,961	21,966	20,006
General and administrative	6,924	6,679	13,747	13,499
Depreciation and amortization	27,646	26,493	55,147	53,955
Total operating expenses	65,386	59,114	129,310	127,009
OPERATING INCOME	26,423	22,995	46,485	51,843
Interest expense	(14,862)	(13,331)	(28,867)	(26,803)
Early extinguishment of debt			(4,271)	—
Other (expense) income, net	(74)	162	(127)	270
NET INCOME	11,487	9,826	13,220	25,310
Net income attributable to restricted shares	(135)	(69)	(272)	(173)
Net income attributable to unitholders in the Operating Partnership	(2,411)	(2,101)	(2,750)	(5,413)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$8,941	$7,656	$10,198	$19,724

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.15	$0.13	$0.17	$0.33
Weighted average shares of common stock outstanding - basic	59,985,787	59,724,139	59,985,065	59,723,605
Diluted income from continuing operations attributable to common stockholders per share	$0.15	$0.13	$0.17	$0.33
Weighted average shares of common stock outstanding - diluted	76,167,324	76,114,687	76,166,602	76,114,153

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Funds from Operations (FFO) (1)
Net income	$11,487	$9,826	$13,220	$25,310
Depreciation and amortization of real estate assets	27,646	26,493	55,147	53,955
FFO, as defined by NAREIT	39,133	36,319	68,367	79,265
Less: Nonforfeitable dividends on restricted stock awards	(134)	(68)	(269)	(170)
FFO attributable to common stock and common units	$38,999	$36,251	$68,098	$79,095

FFO per diluted share/unit	$0.51	$0.48	$0.89	$1.04

Weighted average number of common shares and common units, diluted (2)	76,167,246	76,115,546	76,166,158	76,114,609

Funds Available for Distribution (FAD) (1)	$26,453	$10,137	$44,482	$29,202

Dividends
Dividends declared and paid	$21,464	$15,293	$42,927	$38,230
Dividends declared and paid per share/unit	$0.28	$0.20	$0.56	$0.50

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Funds Available for Distribution (FAD) (1)
FFO	$39,133	$36,319	$68,367	$79,265
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(12,347)	(14,015)	(20,875)	(35,777)
Net effect of straight-line rents (3)	(1,905)	(7,124)	(7,126)	(9,876)
Amortization of net above (below) market rents (4)	(749)	(955)	(1,528)	(1,902)
Net effect of other lease assets (5)	392	(5,640)	1,789	(5,582)
Amortization of debt issuance costs and debt fair value adjustment	579	368	1,156	742
Non-cash compensation expense	1,484	1,252	2,968	2,502
Nonforfeitable dividends on restricted stock awards	(134)	(68)	(269)	(170)
FAD	$26,453	$10,137	$44,482	$29,202

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,383	$7,892	$12,101	$22,924
Maintenance capital expenditures	4,964	6,123	8,774	12,853
	$12,347	$14,015	$20,875	$35,777

Notes:
(1)    See Glossary of Terms.
(2)    For the three and six months ended June 30, 2021 and 2020, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

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SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$44,637	$22,981	$12,739	$—	$80,357
Non-same store (1)	(67)	—	—	11,519	11,452
Total	44,570	22,981	12,739	11,519	91,809
Real estate expenses
Same-store	11,400	6,735	5,493	—	23,628
Non-same store (1)	248	—	—	6,940	7,188
Total	11,648	6,735	5,493	6,940	30,816
Net Operating Income (NOI)
Same-store	33,237	16,246	7,246	—	56,729
Non-same store (1)	(315)	—	—	4,579	4,264
Total	$32,922	$16,246	$7,246	$4,579	$60,993
Same-store NOI	$33,237	$16,246	$7,246	$—	$56,729
Net effect of straight-line rents (2)	(2,545)	644	(263)	—	(2,164)
Amortization of net above (below) market rents (3)	(458)	(262)	—	—	(720)
Net effect of other lease assets (4)	73	515	(332)	—	256
Tenant improvement reimbursements (5)	(219)	(1)	—	—	(220)
Same-store cash NOI (5)	$30,088	$17,142	$6,651	$—	$53,881

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on June 30, 2021 and 2020. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Six Months Ended June 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$88,858	$44,755	$25,291	$—	$158,904
Non-same store (1)	176	—	—	16,715	16,891
Total	89,034	44,755	25,291	16,715	175,795
Real estate expenses
Same-store	22,497	14,177	10,984	—	47,658
Non-same store (1)	515	—	—	12,243	12,758
Total	23,012	14,177	10,984	12,243	60,416
Net Operating Income (NOI)
Same-store	66,361	30,578	14,307	—	111,246
Non-same store (1)	(339)	—	—	4,472	4,133
Total	$66,022	$30,578	$14,307	$4,472	$115,379
Same-store NOI	$66,361	$30,578	$14,307	$—	$111,246
Net effect of straight-line rents (2)	(8,538)	1,281	(521)	—	(7,778)
Amortization of net above (below) market rents (3)	(946)	(525)	—	—	(1,471)
Net effect of other lease assets (4)	298	527	(332)	—	493
Tenant improvement reimbursements (5)	(289)	(2)	—	—	(291)
Same-store cash NOI (5)	$56,886	$31,859	$13,454	$—	$102,199

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on June 30, 2021 and 2020. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Cash Basis:
Office	$30,088	$26,897	11.9%	$56,886	$53,591	6.1%
Retail	17,142	9,257	85.2	31,859	27,660	15.2
Multifamily	6,651	7,555	(12.0)	13,454	14,821	(9.2)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI (1)(2)	$53,881	$43,709	23.3%	$102,199	$96,072	6.4%

Notes:
(1)    Excluding lease termination fees, for the three and six months ended June 30, 2021 and 2020, same-store cash NOI would be 23.0% and 5.7%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Cash Basis:
Office	$30,181	$26,763	12.8%	$56,990	$53,292	6.9%
Retail	17,142	9,257	85.2	31,859	27,660	15.2
Multifamily	6,651	7,555	(12.0)	13,454	14,821	(9.2)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$53,974	$43,575	23.9%	$102,303	$95,773	6.8%

Notes:
(1)    Excluding lease termination fees, for the three and six months ended June 30, 2021 and 2020, same-store cash NOI with redevelopment would be 23.3% and 6.8%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	13,419	8,487	5,844	—	27,750
Northern California	6,457	2,005	—	—	8,462
Hawaii	—	3,241	—	4,546	7,787
Oregon	5,703	353	808	—	6,864
Texas	—	3,058	—	—	3,058
Washington	4,808	—	—	—	4,808
Total Cash NOI	$30,387	$17,144	$6,652	$4,546	$58,729

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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CASH NOI BREAKDOWN

Three Months Ended June 30, 2021

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
12%
Washington
8%
Hawaii
13%
Texas
5%
Northern
California
15%
Southern California
47%

Multifamily
11%
Mixed-Use
8%
Office
52%
Retail
29%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2021
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,547	$149	$2,268	$(2,590)	$(104)	$7,270
Torrey Reserve Campus (7)	5,134	67	221	(1,426)	73	4,069
Torrey Point	1,219	79	—	(327)	(346)	625
Solana Crossing	1,974	10	45	(506)	(58)	1,465
The Landmark at One Market	9,608	69	102	(2,628)	(881)	6,270
One Beach Street	163	137	20	(132)	(1)	187
First & Main	2,695	175	653	(893)	(152)	2,478
Lloyd Portfolio (7)	4,140	261	178	(1,240)	(19)	3,320
City Center Bellevue	5,839	600	263	(1,613)	(281)	4,808
Subtotal Office Portfolio	$38,319	$1,547	$3,750	$(11,355)	$(1,769)	$30,492
Retail Portfolio
Carmel Country Plaza	$852	$24	$184	$(219)	$41	$882
Carmel Mountain Plaza	3,077	107	706	(848)	143	3,185
South Bay Marketplace	479	(15)	138	(166)	183	619
Gateway Marketplace	634	1	201	(216)	36	656
Lomas Santa Fe Plaza	1,385	8	333	(427)	100	1,399
Solana Beach Towne Centre	1,473	63	528	(564)	246	1,746
Del Monte Center	2,523	385	798	(1,210)	(745)	1,751
Geary Marketplace	267	—	132	(139)	(6)	254
The Shops at Kalakaua	148	39	54	(72)	(18)	151
Waikele Center	2,919	375	946	(1,695)	545	3,090
Alamo Quarry Market	3,163	395	714	(1,083)	(131)	3,058
Hassalo on Eighth - Retail	431	25	42	(94)	(51)	353
Subtotal Retail Portfolio	$17,351	$1,407	$4,776	$(6,733)	$343	$17,144

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PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2021
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,563	$246	$—	$(1,383)	$(5)	$2,421
Imperial Beach Gardens	970	62	—	(367)	(20)	645
Mariner's Point	485	31	—	(177)	(11)	328
Santa Fe Park RV Resort	401	31	—	(250)	—	182
Pacific Ridge Apartments	4,084	245	—	(1,787)	(274)	2,268
Hassalo on Eighth - Multifamily	2,572	364	—	(1,530)	(598)	808
Subtotal Multifamily Portfolio	$12,075	$979	$—	$(5,494)	$(908)	$6,652
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$6,179	$1,157	$604	$(1,568)	$(3,379)	$2,993
Waikiki Beach Walk - Embassy Suites™	6,189	733	—	(5,371)	2	1,553
Subtotal Mixed-Use Portfolio	$12,368	$1,890	$604	$(6,939)	$(3,377)	$4,546
Subtotal Development Properties	$—	$9	$—	$(116)	$2	$(105)
Total	$80,113	$5,832	$9,130	$(30,637)	$(5,709)	$58,729
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended June 30, 2021 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office and retail portfolio were approximately $1.8 million and $0.6 million, respectively, for the three months ended June 30, 2021. Total abatements for our mixed-use portfolio were approximately $2.2 million for the three months ended June 30, 2021. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.6 million of abatements for our multifamily portfolio for the three months ended June 30, 2021. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended June 30, 2021. Total tenant improvement reimbursements for our office portfolio was approximately $0.2 million for the three months ended June 30, 2021. There were no tenant improvement reimbursements for our retail portfolio or the retail portion of our mixed-use portfolio for the three months ended June 30, 2021.
(2)    Represents additional property-related income for the three months ended June 30, 2021, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended June 30, 2021.
(4)    Represents property operating expenses for the three months ended June 30, 2021. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $345 for the three months ended June 30, 2021.

Second Quarter 2021 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2021
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$5,731	$3,157	$8,888	$3,230	$9,225	$21,343
Retail Portfolio	1,368	405	1,773	5	—	1,778
Multifamily Portfolio	—	1,002	1,002	31	—	1,033
Mixed-Use Portfolio	284	400	684	—	—	684
Total	$7,383	$4,964	$12,347	$3,266	$9,225	$24,838

	Six Months Ended June 30, 2021
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$8,939	$5,796	$14,735	$6,001	$10,134	$30,870
Retail Portfolio	2,953	534	3,487	13	—	3,500
Multifamily Portfolio	—	1,965	1,965	31	—	1,996
Mixed-Use Portfolio	209	479	688	—	—	688
Total	$12,101	$8,774	$20,875	$6,045	$10,134	$37,054

Second Quarter 2021 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	June 30, 2021	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$111,000	3.98%	$4,479

Term Loan A (4)	$100,000	4.13%	$100,852	January 9, 2022
Term Loan B (5)	100,000	2.75%	2,749	March 1, 2023
Term Loan C (6)	50,000	2.74%	1,371	March 1, 2023
Series F Notes (7)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (8)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (9)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (10)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (11)	500,000	3.38%	17,109	February 1, 2031
Unsecured Notes Payable / Weighted Average (12)	$1,550,000	3.72%	$155,641

Unsecured Line of Credit (13)	$—	1.19%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    Interest only.
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.
(4)    Term Loan A had an initial stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. In October 2020, we exercised our first option to extend the maturity date of Term Loan A from January 9, 2021 to January 9, 2022. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 4.13% through January 9, 2021, subject to adjustments based on our consolidated leverage ratio.
(5)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.65%, subject to adjustments based on our consolidated leverage ratio.
(6)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.64%, subject to adjustments based on our consolidated leverage ratio.
(7)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(8)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(9)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(10)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(11)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $12.7 million.
(13)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.6 million.

Second Quarter 2021 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	June 30, 2021
Common shares outstanding	60,475
Common units outstanding	16,181
Common shares and common units outstanding	76,656
Market price per common share	$37.29
Equity market capitalization	$2,858,502
Total debt	$1,661,000
Total market capitalization	$4,519,502
Less: Cash on hand	$(368,266)
Total enterprise value	$4,151,236
Total unencumbered assets, gross	$3,557,573

Total debt/Total capitalization			36.8%
Total debt/Total enterprise value			40.0%
Net debt/Total enterprise value (1)			31.1%
Total unencumbered assets, gross/Unsecured debt			229.5%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.7	x	8.6	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.0	x	6.7	x
Interest coverage ratio (4)	3.7	x	3.5	x
Fixed charge coverage ratio (4)	3.7	x	3.5	x

Debt Maturity Schedule
as of June 30, 2021
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$111
$150
$100
$200
$250
$100
$150
$500
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	4.1%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.73%
Weighted Average Term to Maturity:	5.9 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended June 30, 2021, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Second Quarter 2021 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$36,766	$175,000

One Beach Street	San Francisco, CA	February 2021	August 2022	TBD	102,000	15.4%	2023	$3,596	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Second Quarter 2021 Supplemental Information	Page

PORTFOLIO DATA

Second Quarter 2021 Supplemental Information	Page

PROPERTY REPORT

As of June 30, 2021				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,186	96.8%	$40,680,250	$58.03
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	521,678	78.4%	20,693,260	50.60
Torrey Point	San Diego, CA	2017	2	92,195	94.6	5,172,747	59.31
Solana Crossing	Solana Beach, CA	1982/2005	4	212,614	83.2	7,804,644	44.12
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	38,435,965	90.99
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	15.4	979,002	63.40
First & Main	Portland, OR	2010	1	360,314	93.0	10,824,485	32.30
Lloyd Portfolio	Portland, OR	1940-2015	3	515,929	98.8	16,435,686	32.24
City Center Bellevue	Bellevue, WA	1987	1	497,666	91.9	23,402,361	51.17
Subtotal/Weighted Average Office Portfolio (8)			29	3,447,278	90.3%	$164,428,400	$52.82
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	85.0%	$3,649,437	$54.98		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	94.1	13,214,364	26.58	At Home Stores	Dick's Sporting Goods
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	1,916,310	14.42		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,489,023	19.47	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	97.5	6,030,225	29.73		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	94.0	6,257,360	26.98		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	81.7	9,168,137	16.67	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,275,699	36.28		Sprouts Farmer Market, Habit Burger Grill
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	672,886	74.20		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	11,573,803	27.69	Lowe's, Safeway	UFC Gym, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	87.6	12,872,044	24.98	Regal Cinemas	Whole Foods Market, Nordstrom Rack
Hassalo on Eighth	Portland, OR	2015	3	44,236	71.0	945,225	30.10		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,428	91.1%	$70,064,513	$24.87
Total/Weighted Average Office and Retail Portfolio (8)			136	6,539,706	90.7%	$234,492,913	$39.53

Second Quarter 2021 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of June 30, 2021
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	92.5%	$13,282,140	$2,184
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	95.0	3,995,520	$2,191
Mariner's Point	Imperial Beach, CA	1986	8	88	98.9	1,948,644	$1,866
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	84.9	1,938,312	$1,510
Pacific Ridge Apartments	San Diego, CA	2013	3	533	71.5	13,299,504	$2,908
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	93.2	2,798,640	$1,414
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	95.6	5,653,464	$1,462
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	93.7	2,176,164	$1,353
Total/Weighted Average Multifamily Portfolio			121	2,112	87.8%	$45,092,388	$2,026

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	89.2%	$7,395,322	$85.73		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	67.2%	$274.21	$184.35
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of June 30, 2021, including leases which may not have commenced as of June 30, 2021. Percentage leased for our multifamily properties includes total units rented as of June 30, 2021.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended June 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $30,324,726 to our estimate of annual triple net operating expenses of $10,355,523 for an estimated annualized base rent on a modified gross lease basis of $40,680,249 for La Jolla Commons.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2021. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of June 30, 2021. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases.   See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.

Second Quarter 2021 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(8)    Lease data for signed but not commenced leases as of June 30, 2021 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	14,245	$634,489	$44.54	$52.99
Retail Portfolio	60,074	$1,302,056	$21.67	$24.97
Total Retail and Office Portfolio	74,319	$1,936,545	$26.06	$39.60

(a)    Office portfolio leases signed but not commenced of 7,536 and 6,709 square feet are expected to commence during the third and fourth quarters of 2021, respectively. Retail portfolio leases signed but not commenced of 5,720, 7,500, and 46,854 square feet are expected to commence during the fourth quarter of 2021 and first and second quarters of 2022, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of June 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for signed but not commenced leases as of June 30, 2021 at La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of June 30, 2021, by square footage under lease as of June 30, 2021.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$801,962
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$385,506
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended June 30, 2021, the highest average monthly occupancy rate for this property was 94%, occurring in July 2020. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2021, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended June 30, 2021 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended June 30, 2021 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2021 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of June 30, 2021
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	13	100%	47,380	$47.16	$43.16	$189,381	9.3%	14.7%	3.6	$336,658	$7.11
1st Quarter 2021	14	100%	65,047	$42.16	$43.16	$(65,120)	(2.3)%	1.3%	4.2	$490,096	$7.53
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
Total 12 months	43	100%	189,528	$45.02	$43.26	$333,458	4.1%	7.6%	3.7	$1,427,024	$7.53

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	5	38%	14,284	$45.40	$41.88	$50,347	8.4%	11.7%	4.6	$335,246	$23.47
1st Quarter 2021	2	14%	5,333	$50.78	$46.51	$22,800	9.2%	20.9%	5.2	$328,575	$61.61
4th Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
Total 12 months	7	16%	19,617	$46.86	$43.14	$73,147	8.6%	14.6%	4.8	$663,821	$33.84

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	8	62%	33,096	$47.92	$43.72	$139,034	9.6%	15.8%	3.1	$1,412	$0.04
1st Quarter 2021	12	86%	59,714	$41.39	$42.86	$(87,920)	(3.4)%	(0.5)%	4.1	$161,521	$2.70
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
Total 12 months	36	84%	169,911	$44.80	$43.27	$260,311	3.5%	6.9%	3.6	$763,203	$4.49

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	14	47,684	$47.22	3.6	$359,458	$7.54
1st Quarter 2021	14	65,047	$42.16	4.2	$490,096	$7.53
4th Quarter 2020	8	23,082	$46.65	2.5	$36,306	$1.57
3rd Quarter 2020	10	59,196	$46.28	4.1	$1,004,770	$16.97
Total 12 months	46	195,009	$45.18	3.8	$1,890,630	$9.69
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2021 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of June 30, 2021
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	26	100%	109,875	$47.42	$59.48	$(1,325,297)	(20.3)%	(15.7)%	5.9	$2,097,825	$19.09
1st Quarter 2021	20	100%	46,243	$53.23	$57.74	$(208,641)	(7.8)%	(5.0)%	4.3	$323,509	$7.00
4th Quarter 2020	22	100%	146,791	$31.75	$35.90	$(610,205)	(11.6)%	(6.6)%	2.4	$1,199,330	$8.17
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
Total 12 months	89	100%	374,328	$38.53	$44.63	$(2,282,930)	(13.7)%	(9.0)%	3.7	$3,762,664	$10.05

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	6	23%	50,869	$42.00	$67.28	$(1,286,156)	(37.6)%	(24.6)%	9.6	$2,050,825	$40.32
1st Quarter 2021	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
4th Quarter 2020	1	5%	2,856	$30.41	$43.85	$(38,375)	(30.6)%	(20.5)%	10.0	$126,400	$44.26
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
Total 12 months	7	8%	53,725	$41.38	$66.03	$(1,324,531)	(37.3)%	(24.4)%	9.6	$2,177,225	$40.53

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	20	77%	59,006	$52.09	$52.75	$(39,141)	(1.3)%	4.8%	2.7	$47,000	$0.80
1st Quarter 2021	20	100%	46,243	$53.23	$57.74	$(208,641)	(7.8)%	(5.0)%	4.3	$323,509	$7.00
4th Quarter 2020	21	95%	143,935	$31.77	$35.75	$(571,830)	(11.1)%	(6.3)%	2.2	$1,072,930	$7.45
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
Total 12 months	82	92%	320,603	$38.05	$41.04	$(958,399)	(7.3)%	(4.0)%	2.7	$1,585,439	$4.94

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2021	30	123,835	$45.58	6.2	$3,007,025	$24.28
1st Quarter 2021	25	59,274	$49.75	5.4	$862,436	$14.55
4th Quarter 2020	25	150,988	$31.80	2.5	$1,510,710	$10.01
3rd Quarter 2020	21	71,419	$29.29	2.6	$142,000	$1.99
Total 12 months	101	405,516	$38.19	4.1	$5,522,171	$13.62
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2021 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of June 30, 2021
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	507	92.5%	$13,282,140	$2,184
1st Quarter 2021	539	98.4%	$14,944,104	$2,309
4th Quarter 2020	522	95.3%	$14,420,472	$2,301
3rd Quarter 2020	517	94.3%	$14,340,048	$2,312

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	152	95.0%	$3,995,520	$2,191
1st Quarter 2021	153	95.6%	$3,794,388	$2,067
4th Quarter 2020	151	94.4%	$3,920,016	$2,163
3rd Quarter 2020	157	98.1%	$3,810,600	$2,023

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	87	98.9%	$1,948,644	$1,866
1st Quarter 2021	80	90.9%	$1,923,168	$2,004
4th Quarter 2020	85	96.6%	$1,860,348	$1,824
3rd Quarter 2020	82	93.2%	$1,833,660	$1,863

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	107	84.9%	$1,938,312	$1,510
1st Quarter 2021	105	83.3%	$1,299,000	$1,031
4th Quarter 2020	98	77.8%	$1,250,460	$1,063
3rd Quarter 2020	94	74.6%	$1,669,836	$1,480

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	381	71.5%	$13,299,504	$2,908
1st Quarter 2021	506	94.9%	$18,089,184	$2,980
4th Quarter 2020	496	93.1%	$18,171,132	$3,052
3rd Quarter 2020	507	95.1%	$18,164,184	$2,986

Second Quarter 2021 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of June 30, 2021
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	165	93.2%	$2,798,640	$1,414
1st Quarter 2021	153	86.4%	$2,840,460	$1,548
4th Quarter 2020	121	68.4%	$2,467,308	$1,698
3rd Quarter 2020	134	75.7%	$2,668,716	$1,660

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	322	95.6%	$5,653,464	$1,462
1st Quarter 2021	295	87.5%	$5,310,636	$1,501
4th Quarter 2020	253	75.1%	$5,109,600	$1,682
3rd Quarter 2020	262	77.7%	$5,341,092	$1,700

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	134	93.7%	$2,176,164	$1,353
1st Quarter 2021	109	76.2%	$1,937,784	$1,482
4th Quarter 2020	94	65.7%	$1,702,044	$1,510
3rd Quarter 2020	95	66.4%	$1,923,936	$1,689

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2021	1,855	87.8%	$45,092,388	$2,026
1st Quarter 2021	1,940	91.9%	$50,138,724	$2,153
4th Quarter 2020	1,820	86.2%	$48,901,380	$2,238
3rd Quarter 2020	1,848	87.5%	$49,752,072	$2,244

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Second Quarter 2021 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of June 30, 2021
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
2nd Quarter 2021	86,216	89.2%	$7,395,322	$86
1st Quarter 2021	85,292	88.2%	$8,915,314	$105
4th Quarter 2020	86,300	89.2%	$9,411,407	$109
3rd Quarter 2020	84,937	87.8%	$10,534,918	$124

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
2nd Quarter 2021	248	67.2%	$274	$184
1st Quarter 2021	175	47.5%	$208	$99
4th Quarter 2020	173	46.8%	$205	$96
3rd Quarter 2020	244	66.0%	$209	$138
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of June 30, 2021, including leases which may not have commenced as of June 30, 2021.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2021.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2021, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2021 Supplemental Information	Page

LEASE EXPIRATIONS

As of June 30, 2021
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	24,860	0.7%	0.4%	$3.73	23,571	0.8%	0.4%	$44.10	5,859	6.1%	0.1%	$26.67	54,290	0.8%	$23.73
2021	57,861	1.7	0.9	$50.27	49,816	1.6	0.8	$34.05	8,776	9.1	0.1	$99.93	116,453	1.8	$47.07
2022	272,415	7.9	4.1	$49.63	384,997	12.4	5.8	$30.60	4,881	5.0	0.1	$132.59	662,293	10.0	$39.18
2023	348,405	10.1	5.2	$54.42	235,506	7.6	3.5	$22.51	6,460	6.7	0.1	$21.26	590,371	8.9	$41.33
2024	214,611	6.2	3.2	$48.13	461,604	14.9	7.0	$27.81	9,895	10.2	0.1	$89.83	686,110	10.3	$35.06
2025	312,703	9.1	4.7	$38.73	222,960	7.2	3.4	$30.38	18,099	18.7	0.3	$96.84	553,762	8.3	$37.27
2026	285,215	8.3	4.3	$42.83	243,026	7.9	3.7	$30.47	3,029	3.1	—	$65.80	531,270	8.0	$37.31
2027	258,548	7.5	3.9	$48.12	133,090	4.3	2.0	$28.57	2,706	2.8	—	111.07	394,344	5.9	$41.95
2028	142,954	4.1	2.2	$49.40	560,587	18.1	8.4	$15.16	8,820	9.1	0.1	92.92	712,361	10.7	$22.99
2029	775,216	22.5	11.7	$62.75	181,689	5.9	2.7	$19.41	1,055	1.1	—	$190.20	957,960	14.4	$54.67
2030	176,044	5.1	2.7	$33.11	43,630	1.4	0.7	$23.94	—	—	—	—	219,674	3.3	$31.29
Thereafter	240,641	7.0	3.6	$41.38	257,834	8.3	3.9	$24.67	15,596	16.1	0.2	90.79	514,071	7.7	$34.50
Signed Leases Not Commenced	4,752	0.1	0.1	—	19,480	0.6	0.3	—	1,040	1.1	—	—	25,272	0.4	—
Available	333,053	9.7	5.0	—	274,638	8.9	4.1	—	10,491	10.8	0.2	—	618,182	9.3	—
Total (2)	3,447,278	100.0%	51.9%	$44.69	3,092,428	100.0%	46.6%	$22.66	96,707	100.0%	1.5%	$76.47	6,636,413	100.0%	$34.89

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	24,860	0.7%	0.4%	$3.73	23,571	0.8%	0.4%	$44.10	5,859	6.1%	0.1%	$26.67	54,290	0.8%	$23.73
2021	57,861	1.7	0.9	$50.27	46,776	1.5	0.7	$32.52	8,776	9.1	0.1	$99.93	113,413	1.7	$46.79
2022	143,846	4.2	2.2	$45.57	116,803	3.8	1.8	$38.50	4,881	5.0	0.1	$132.59	265,530	4.0	$44.06
2023	156,625	4.5	2.4	$45.25	111,836	3.6	1.7	$24.11	6,460	6.7	0.1	$21.26	274,921	4.1	$36.09
2024	62,380	1.8	0.9	$48.02	212,827	6.9	3.2	$30.65	4,493	4.6	0.1	$197.82	279,700	4.2	$37.21
2025	106,361	3.1	1.6	$45.65	68,580	2.2	1.0	$32.80	6,541	6.8	0.1	$191.98	181,482	2.7	$46.07
2026	140,299	4.1	2.1	$45.77	60,309	2.0	0.9	$35.70	3,029	3.1	—	$65.80	203,637	3.1	$43.09
2027	147,654	4.3	2.2	$41.26	162,196	5.2	2.4	$27.64	2,706	2.8	—	111.07	312,556	4.7	$34.80
2028	91,100	2.6	1.4	$40.57	134,774	4.4	2.0	$22.29	1,906	2.0	—	209.64	227,780	3.4	$31.17
2029	157,750	4.6	2.4	$52.26	120,897	3.9	1.8	$32.01	6,457	6.7	0.1	$31.08	285,104	4.3	$43.19
2030	222,491	6.5	3.4	$36.02	65,058	2.1	1.0	$34.81	11,558	12.0	0.2	43.00	299,107	4.5	$36.03
Thereafter	1,798,246	52.2	27.1	$54.00	1,674,683	54.2	25.2	$21.36	22,510	23.3	0.3	$81.56	3,495,439	52.7	$38.54
Signed Leases Not Commenced	4,752	0.1	0.1	—	19,480	0.6	0.3	—	1,040	1.1	—	—	25,272	0.4	—
Available	333,053	9.7	5.0	—	274,638	8.9	4.1	—	10,491	10.8	0.2	—	618,182	9.3	—
Total (2)	3,447,278	100.0%	51.9%	$44.69	3,092,428	100.0%	46.6%	$22.66	96,707	100.0%	1.5%	$76.47	6,636,413	100.0%	$34.89

Second Quarter 2021 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of June 30, 2021
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2021 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Second Quarter 2021 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At June 30, 2021				At June 30, 2020
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,447,278	3,114,225		90.3%	3,443,879	3,249,403		94.4%
Retail Properties (square feet)	3,092,428	2,817,790		91.1%	3,093,650	2,928,232		94.7%
Multifamily Properties (units)	2,112	1,855		87.8%	2,112	1,797		85.1%
Mixed-Use Properties (square feet)	96,707	86,216		89.2%	96,707	92,531		95.7%
Mixed-Use Properties (units)	369	212	(3)	57.4%	369	171	(3)	46.4%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,347,008	3,098,778		92.6%	3,346,265	3,227,106		96.4%
Retail Properties (square feet)	3,092,428	2,817,790		91.1%	3,093,650	2,928,232		94.7%
Multifamily Properties (units)	2,112	1,855		87.8%	2,112	1,797		85.1%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the six months ended June 30, 2021 and 2020.
(4)    The same-store portfolio excludes One Beach Street due to significant redevelopment activity.

Second Quarter 2021 Supplemental Information	Page

TOP TENANTS - OFFICE

As of June 30, 2021
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	7.3%	3.8%	$24,904,188	15.2%	10.3%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	12.2	6.3	18,724,794	11.4	7.7
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2022 12/31/2023	138,615	4.0	2.1	12,615,795	7.7	5.2
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	124,217	3.6	1.9	6,572,101	4.0	2.7
5	VMware, Inc. (3)	City Center Bellevue	11/30/2022 5/31/2025 9/30/2027	109,985	3.2	1.7	5,656,197	3.4	2.3
6	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	2.1	1.1	4,302,749	2.6	1.8
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.0	1.5	3,283,536	2.0	1.4
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.5	1.3	2,766,541	1.7	1.1
9	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.9	1.0	2,269,545	1.4	0.9
10	Internal Revenue Service	First & Main	8/31/2030	63,648	1.8	1.0	2,200,553	1.3	0.9
	Top 10 Office Tenants Total			1,440,327	41.6%	21.7%	$83,295,999	50.7%	34.3%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet are set to expire on December 31, 2022 and 2023, respectively.
(2)     For Smartsheet, Inc., 73,669 and 50,548 of leased square feet are set to expire on December 31, 2026 and April 30, 2029, respectively.
(3)     For VMWare, Inc., 54,643, 18,240, and 37,102 of leased square feet are set to expire on November 30, 2022, May 31, 2025, and September 30, 2027, respectively.

Second Quarter 2021 Supplemental Information	Page

TOP TENANTS - RETAIL

As of June 30, 2021
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.3%	$3,720,000	5.3%	1.5%
2	Nordstrom Rack (1)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.0	2,189,648	3.1	0.9
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.1	2,121,187	3.0	0.9
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.0	1,728,228	2.5	0.7
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	2.0	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.6	1,384,552	2.0	0.6
7	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.1	1,231,599	1.8	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.8	1,201,200	1.7	0.5
9	Michaels (4)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.5	0.4
10	Saks Fifth Avenue OFF 5TH (5)	Carmel Mountain Plaza	10/31/2021	40,594	1.3	0.6	1,033,117	1.5	0.4
	Top 10 Retail Tenants Total			731,239	23.5%	11.0%	$17,081,371	24.4%	7.0%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet are set to expire on September 30, 2022 (Carmel Mountain Plaza) and October 31, 2022 (Alamo Quarry Market), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet are set to expire on June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet are set to expire on January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)    For Michaels, 22,969 and 23,881 of leased square feet are set to expire on January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.
(5)    Total Wine has leased the entirety of the Saks Fifth Avenue OFF 5TH premises and will take possession subsequent to lease expiration, subject to certain lease conditions.

Second Quarter 2021 Supplemental Information	Page

APPENDIX

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and six months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$11,487	$9,826	$13,220	$25,310
Depreciation and amortization	27,646	26,493	55,147	53,955
Interest expense	14,862	13,331	28,867	26,803
Interest income	(100)	(71)	(174)	(383)
Income tax expense	174	(91)	301	115
EBITDA	$54,069	$49,488	$97,361	$105,800

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
EBITDA	$54,069	$49,488	$97,361	$105,800
Pro forma adjustments	—	—	—	—
Early extinguishment of debt			4,271	—
Adjusted EBITDA	$54,069	$49,488	$101,632	$105,800

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$11,487	$9,826	$13,220	$25,310
Depreciation and amortization	27,646	26,493	55,147	53,955
Interest expense	14,862	13,331	28,867	26,803
Interest income	(100)	(71)	(174)	(383)
Income tax expense	174	(91)	301	115
EBITDAre	$54,069	$49,488	$97,361	105,800

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of NOI to net income	2021	2020	2021	2020
Total NOI	$60,993	$56,167	$115,379	$119,297
General and administrative	(6,924)	(6,679)	(13,747)	(13,499)
Depreciation and amortization	(27,646)	(26,493)	(55,147)	(53,955)
Operating Income	$26,423	$22,995	$46,485	$51,843
Interest expense	(14,862)	(13,331)	(28,867)	(26,803)
Early extinguishment of debt			(4,271)	—
Other income (expense), net	(74)	162	(127)	270
Net income	$11,487	$9,826	$13,220	$25,310
Net income attributable to restricted shares	(135)	(69)	(272)	(173)
Net income attributable to unitholders in the Operating Partnership	(2,411)	(2,101)	(2,750)	(5,413)
Net income attributable to American Assets Trust, Inc. stockholders	$8,941	$7,656	$10,198	$19,724

Overall Portfolio: Includes all operating properties owned by us as of June 30, 2021.

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Total Cash NOI to Net Income	2021	2020	2021	2020
Total Cash NOI	$58,729	$42,448	$108,512	$101,937
Non-cash revenue and other operating expenses (1)	2,264	13,719	6,867	17,360
General and administrative	(6,924)	(6,679)	(13,747)	(13,499)
Depreciation and amortization	(27,646)	(26,493)	(55,147)	(53,955)
Operating income	$26,423	$22,995	$46,485	$51,843
Interest expense	(14,862)	(13,331)	(28,867)	(26,803)
Early extinguishment of debt			(4,271)	—
Other income (expense), net	(74)	162	(127)	270
Net income	$11,487	$9,826	$13,220	$25,310
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Six Months Ended (1)
	June 30,		June 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2021	2020	2021	2020
Same-Store Cash NOI	$53,881	$43,709	$102,199	$96,072
Redevelopment Cash NOI (2)	93	(134)	104	(299)
Same-Store Cash NOI with Redevelopment	53,974	43,575	102,303	95,773
Tenant improvement reimbursements	220	202	291	2,998
Total Same-Store Cash NOI with Redevelopment	$54,194	$43,777	$102,594	$98,771
Non-Same Store Cash NOI	4,535	(1,329)	5,918	3,166
Total Cash NOI	$58,729	$42,448	$108,512	$101,937
Non-cash revenue and other operating expenses (3)	2,264	13,719	6,867	17,360
General and administrative	(6,924)	(6,679)	(13,747)	(13,499)
Depreciation and amortization	(27,646)	(26,493)	(55,147)	(53,955)
Operating income	$26,423	$22,995	$46,485	$51,843
Interest expense	(14,862)	(13,331)	(28,867)	(26,803)
Early extinguishment of debt			(4,271)	—
Other income (expense), net	(74)	162	(127)	270
Net income	$11,487	$9,826	$13,220	$25,310
(1)    Same-store excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; and (iii) land held for development.
(2)    Redevelopment property refers to One Beach Street, and Lloyd Portfolio - Land.
(3)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Six Months Ended
	June 30, 2021 to 2020			June 30, 2021 to 2020
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X			X
Waikiki Beach Walk - Embassy Suites™		X			X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Second Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Second Quarter 2021 Supplemental Information	Page